Exhibit 99.1

            COLUMBIA BANCORP REPORTS STRONG THIRD QUARTER PROFITS,
                          22% INCREASE IN NET INCOME

    THE DALLES, Ore., Oct. 26 /PRNewswire-FirstCall/ -- Columbia Bancorp (Nasdaq: CBBO), the financial holding company for Columbia River Bank, today reported strong third quarter profitability, with solid deposit and loan growth.

    -- 3Q05 Return on Equity (ROE) of 19.14%, Year-to-Date ROE of 19.51%
    -- 3Q05 Return on Assets (ROA) of 1.78%, Year-to-Date ROA of 1.82%
    -- 3Q05 Net Interest Margin (tax equivalent) (NIM) of 6.01%, Year-to-Date
       NIM of 5.91%
    -- 3Q05 Efficiency Ratio of 52.50%, Year-to-Date Efficiency Ratio of
       53.57%

    Third quarter net income grew 22% to $3.5 million, or $0.38 per diluted share, compared to $2.9 million, or $0.32 per diluted share, in the same quarter a year ago. In the first three quarters of 2005, net income increased 42% to $10.3 million, or $1.13 per diluted share, compared to $7.2 million, or $0.80 per diluted share for the first three quarters in 2004.

    During the third quarter 2005, the Company recognized $230,000, or $0.03 per diluted share, of income tax benefit associated with the 2005 Oregon corporate tax kicker credit. The credit is provided by the Oregon Constitution when the state's actual tax revenues exceed forecasted revenues by more than 2%. During the second quarter 2005, a gain of $561,000 from the sale of the mortgage servicing asset occurred which added $0.04 per diluted share, and in the first quarter 2005, the one-time collection of $336,000 in previously non-accrual interest from 2004, which added $0.02 diluted per share earnings.

    The Bank's loan portfolio quality remains strong as it is superior to its national peer group, as detailed in the Federal Financial Institutions Examinations Council's report for commercial banks with assets between $300.0 million and $1.0 billion, dated June 30, 2005.

    COMPANY BUSINESS TRENDS
    Columbia Bancorp President and CEO, Roger Christensen reiterated that the Bank continues to focus its efforts in three areas: expansion, deposit base growth and operational efficiency.

    "Our future plans include expansion into communities where the Columbia River Bank brand will be positively received," he said. "This will ultimately benefit our customers, employees and shareholders. In the third quarter, we began building branches at Cherry Heights in The Dalles, Oregon, and in Pasco, Washington."

    Christensen also noted the Company is using proprietary relationship management models to further its deposit growth objectives and strengthen customer relationships. The model is built to improve customer relationships by focusing our attention on the potential profit opportunities. Christensen cited these efforts will result in deeper relationships with the Bank's customers and an ability to grow deposits in Columbia's branch network to meet internal expectations.

    Finally, the Bank has focused on new technologies to promote efficiency and on finalizing compliance with "Check 21," the new Federal check processing standard. "Our technology focus is on continually improving the Bank's efficiencies," said Chief Operating Officer and Executive Vice President, Craig Ortega. "Those improvements have the added benefit of serving our customers better, particularly our small business customers."

    INCOME STATEMENT PERFORMANCE
    Revenue (net interest income plus non-interest income) for the third quarter increased 21% to $13.6 million, compared to $11.2 million in the third quarter a year ago. Year-to-date revenues increased 22% to $38.6 million from $31.6 million in the first nine months of 2004. The year-to-date 2005 revenues include the effects of non-recurring items of $230,000 from the Oregon corporate tax "kicker" credit, $561,000 from the sale of the mortgage servicing asset and collection of $336,000 of prior year non-accrual interest income. Net interest income before provision for loan losses grew 20% to $11.1 million for the third quarter and 18% to $30.8 million in the first nine months of 2005, compared to $9.2 million and $26.1 million in the respective periods of 2004.

    The provision for loan losses totaled $1.2 million in the third quarter and $2.1 million year to date. This compares to $550,000 in provision for loan losses for the third quarter 2004 and $2.6 million for the year ended 2004.

    The tax equivalent net interest margin was 6.01% for the third quarter and 5.91% year-to-date 2005, as compared to 5.86% and 6.08% in the like periods of 2004.

    Greg Spear, Chief Financial Officer and Executive Vice President, pointed to net interest margin (NIM) trends: "Our net interest margin is comprised of three primary components: retail generated net interest income, loan fees and investment income. The third quarter's NIM grew beyond the second quarter's largely because of the growth in investment income associated with federal funds sold. These liquid assets have re-priced at higher amounts each time the federal funds rate was increased by the Federal Reserve Board."

    Non-interest income for the third quarter totaled $2.5 million as compared to $2.0 million in the third quarter of 2004 and totaled $7.8 million for the first nine months of 2005 as compared to $5.5 million in the like period of 2004.

    Overhead expenses increased in the current quarter reflecting continued growth in the branch network, investment in training and higher personnel costs. For the third quarter of 2005, non-interest expense was $7.1 million compared to $6.0 million in the third quarter of 2004. For the first nine months of 2005, non-interest expense was $20.7 million compared to $17.6 million in same period last year.

    The efficiency ratio for the third quarter of 2005 was 52.50% as compared to 53.70% for the same period a year ago. As for the first nine months of 2005, the efficiency ratio was 53.57% as compared to 55.51% for the same period last year. The efficiency ratio is an important measure of productivity in the banking industry and it is calculated by dividing non-interest expense by net interest income and non-interest income, which measures overhead costs as a percentage of total revenues.

    BALANCE SHEET PERFORMANCE
    The loan portfolio grew 14% to $659.4 million at September 30, 2005, compared to $578.3 million at September 30, 2004.

    Total assets grew 14% to $821.0 million at September 30, 2005, compared to $720.5 million a year earlier. Shareholders' equity increased 19% to $74.6 million, or $8.35 per outstanding share at September 30, 2005, compared to $63.0 million or $7.15 per share at September 30, 2004. Tangible book value per common share at September 30, 2005, was $7.53 compared to $6.04 at September 30, 2004.

    Total deposits increased 16% to $714.5 million at September 30, 2005, compared to $615.1 million at September 30, 2004.

    ASSET QUALITY
    Asset quality remains strong at the end of the third quarter with non-performing assets of $1.4 million, or 0.17% of total assets, compared to $5.3 million or 0.74% of total assets a year ago. Net charge-offs in the third quarter totaled approximately $709,000, or 0.11% of gross loans, compared to $340,000, or 0.06% of gross loans in the same quarter of 2004. For the first nine months of the year, net charge-offs were $1.1 million or 0.16% of gross loans, nearly identical as compared to $1.1 million, or 0.19% of gross loans a year ago.

    The allowance for loan loss was $9.2 million, or 1.40% of gross loans, at September 30, 2005, compared to $8.2 million or 1.41% of gross loans for the same period last year.

    EARNINGS TELECONFERENCE AND WEBCAST
    Columbia will conduct a Teleconference and Webcast on Wednesday, October 26, 2005, at 12:00 noon Pacific Time (3:00 p.m. Eastern Time) when management, led by Roger Christensen, will discuss Columbia's third quarter 2005 and year to date results, outlook and related matters. To participate in the call dial 1-866-202-0886, the conference ID is 12176271. The live Webcast can be heard by going to Columbia Bancorp's web site, www.columbiabancorp.com, and clicking on Presentations/Webcasts under the Investor Relations section.

    The call replay will be available starting two hours after the completion of the live call until November 1, 2005. To listen to the replay dial 1-888-286-8010 and use access code 80545121. The Webcast will be archived on Columbia Bancorp's website.

    ABOUT COLUMBIA BANCORP
    Columbia Bancorp (www.columbiabancorp.com) is the financial holding company for Columbia River Bank, which operates 20 branches located in The Dalles (2), Hood River, Bend (4), Madras, Redmond (2), Pendleton, Hermiston, McMinnville
(3), Canby and Newberg, Oregon, and in Goldendale, White Salmon and Kennewick, Washington. Columbia River Bank also provides mortgage-lending services through Columbia River Bank Mortgage Team and brokerage services through CRB Financial Services Team.

    FORWARD LOOKING STATEMENTS
    This press release contains various forward-looking statements about plans and anticipated results of operations and financial condition relating to Columbia Bancorp. These statements include statements about Management's present plans and intentions about our strategy, growth, and deployment of resources, and about Management's expectations for future financial performance. Readers can sometimes identify forward-looking statements by the use of prospective language and context, including words like "may," "will," "should," "expect," "anticipate," "estimate," "continue," "plans," "intends," or other similar terminology. Because forward-looking statements are, in part, an attempt to project future events and explain Management's current plans, they are subject to various risks and uncertainties that could cause our actions and our financial and operational results to differ materially from those set forth in such statements. These risks and uncertainties include, without limitation, our ability to estimate accurately the value of certain of our intangible asset, economic and other factors that affect the collectibility of our loans, the impact of competition and fluctuations in market interest rates on Columbia's revenues and margins, Management's ability to open and generate growth from new branches, and other risks and uncertainties that we have in the past, or that we may from time to time in the future, detail in our filings with the Securities and Exchange Commission ("SEC"). Information presented in this report is accurate as of the date the report was filed with the SEC, and we do not undertake to update our forward-looking statements or the factors that may cause us to deviate from them, except as required by law.

    INCOME STATEMENT
    (Unaudited)
    (In thousands, except per share data and ratios)

                                    Three Months Ended                          Nine Months Ended
                                         Sept. 30,                                  Sept. 30,
                                 -------------------------        %         -------------------------        %
                                     2005          2004        Change           2005         2004          Change
                                 -----------   -----------   -----------    -----------   -----------   -----------
Interest income                  $    13,998   $    11,208            25%   $    38,886   $    31,167            25%
Interest expense                       2,937         2,026            45%         8,091         5,048            60%
Net interest income before
 provision for loan losses            11,061         9,182            20%        30,795        26,119            18%
Provision for loan losses              1,230           550           124%         2,080         2,640           -21%
Net interest income
 after provision for
 loan losses                           9,831         8,632            14%        28,715        23,479            22%

Non-interest income:
  Service charges and fees             1,239         1,196             4%         3,602         3,443             5%
  Credit card discounts
   and fees                              136           132             3%           366           350             5%
  CRB Financial Services
   Team revenues                         174            93            87%           474           395            20%
  Mortgage servicing, net                 --          (101)           --            172          (535)          132%
  Gain on sale of mortgage
   loans                                   6            85           -93%            81           165           -51%
  Mortgage loan
   origination income                    434           203           114%         1,151           714            61%
  Loss from sale of assets                --            --            --            (38)           --            --
  Loss from sale or "call"
   of securities                          --            (7)           --             (1)           (7)           86%
  Gain from sale of
   Mortgage Servicing Asset               --            --            --            561            --            --
  Gain from sale of loans                  3            95           -97%             3            95           -97%
  Other non-interest
   income                                548           321            71%         1,456           894            63%
    Total non-interest
     income                            2,540         2,017            26%         7,827         5,514            42%

Non-interest expense:
  Salaries and employee
   benefits                            4,298         3,468            24%        12,029         9,776            23%
  Occupancy expense                      774           700            11%         2,334         1,898            23%
  Data processing                        123           124            -1%           346           378            -8%
  Other non-interest
   expense                             1,946         1,722            13%         5,980         5,506             9%
    Total non-interest
     expense                           7,141         6,014            19%        20,689        17,558            18%

Income before provision
 for income taxes                      5,230         4,635            13%        15,853        11,435            39%
Provision for income taxes             1,704         1,737            -2%         5,572         4,205            33%
Net income                       $     3,526   $     2,898            22%   $    10,281   $     7,230            42%

Earnings per common share
  Basic                          $      0.39   $      0.33            20%   $      1.15   $      0.82            41%
  Diluted                               0.38          0.32            20%          1.13          0.80            41%
Cumulative dividend per
 common share                           0.09          0.09            --           0.27          0.27            --

Book value per common
 share                                                                      $      8.35   $      7.15            17%
Tangible book value per
 common share (1)                                                                  7.53          6.04            25%

Weighted average shares
 outstanding
  Basic                                8,932          8,803                       8,902         8,786
  Diluted                              9,167          9,037                       9,127         9,026
Actual shares outstanding              8,936          8,811                       8,936         8,811

                                                      Quarter Ended               Year to Date
                                                -------------------------   -------------------------
                                                 Sept. 30,     Sept. 30,     Sept. 30,     Sept. 30,
RATIOS                                              2005          2004          2005         2004
---------------------------------------------   -----------   -----------   -----------   -----------
Interest rate yield on interest-
 earning assets, tax equivalent                        7.59%         7.14%         7.45%         7.24%
Interest rate expense on interest-
 bearing liabilities                                   2.31%         1.79%         2.21%         1.64%
Interest rate spread, tax equivalent                   5.28%         5.35%         5.24%         5.60%
Net interest margin, tax equivalent                    6.01%         5.86%         5.91%         6.08%
Efficiency ratio (2)                                  52.50%        53.70%        53.57%        55.51%
Return on average assets                               1.78%         1.68%         1.82%         1.52%
Return on average equity                              19.14%        18.60%        19.51%        16.02%
Average equity / average assets                        9.27%         9.04%         9.35%         9.51%

(1) Total common equity, less goodwill and other intangible assets, divided by actual shares outstanding.

(2) Non-interest expense divided by net interest income and non-interest income.

BALANCE SHEET
(Unaudited)
(In thousands, except per share data)

                                                              Year over                    Year to
                                  Sept. 30,     Sept. 30,      Year %        Dec. 31,      Date %
                                    2005          2004         Change         2004         Change
                                 -----------   -----------   -----------   -----------   -----------
ASSETS
Cash and cash equivalents        $    97,445   $    80,087            22%  $    57,979            68%
Investment securities                 38,973        32,242            21%       45,398           -14%
Loans:
  Commercial loans                   101,914        93,643             9%       93,618             9%
  Agricultural loans                  82,543        80,977             2%       79,224             4%
  Real estate loans                  293,056       228,463            28%      247,045            19%
  Real estate loans -
   construction                      152,931       151,104             1%      139,415            10%
  Consumer loans                      13,386        15,466           -13%       14,386            -7%
  Loans held for sale                  7,254         1,573           361%        2,517           188%
  Other loans                          8,321         7,061            18%        7,660             9%
    Total gross loans                659,405       578,287            14%      583,865            13%

  Unearned loan fees                  (1,716)       (1,757)            2%       (1,556)          -10%
  Allowance for loan losses           (9,202)       (8,150)          -13%       (8,184)          -12%
    Net loans                        648,487       568,380            14%      574,125            13%

Property and equipment, net           14,870        15,867            -6%       15,223            -2%
Goodwill                               7,389         7,389             0%        7,389             0%
Mortgage servicing asset,
 net                                      --         2,385          -100%        2,163          -100%
Other assets                          13,884        14,186            -2%       13,096             6%
    Total assets                 $   821,048   $   720,536            14%  $   715,373            15%

LIABILITIES
Deposits:
  Non-interest bearing
   demand deposits               $   228,144   $   184,999            23%  $   172,422            32%
  Interest bearing demand
   deposits                          267,321       201,127            33%      211,240            27%
  Savings accounts                    42,379        36,874            15%       35,926            18%
  Time certificates                  176,679       192,082            -8%      187,356            -6%
    Total deposits                   714,523       615,082            16%      606,944            18%

Borrowings                            30,028        39,625           -24%       39,014           -23%
Other liabilities                      1,859         2,863           -35%        3,538           -47%
    Total liabilities                746,410       657,570            14%      649,496            15%

Shareholders' equity                  74,638        62,966            19%       65,877            13%
    Total liabilities and
     shareholders' equity        $   821,048   $   720,536            14%  $   715,373            15%

ADDITIONAL FINANCIAL INFORMATION
(Unaudited)
(In thousands, except quantities and ratios)

NON-PERFORMING ASSETS                        Sept. 30, 2005   Sept. 30, 2004
------------------------------------------   --------------   --------------
Delinquent loans on non-accrual status       $        1,345   $        3,884
Delinquent loans on accrual status                       --               --
Restructured loans                                       43               --
Total non-performing loans                            1,388            3,884
Other real estate owned                                  --            1,460
Total non-performing assets                  $        1,388   $        5,344

Total non-performing assets / total assets             0.17%            0.74%

                                             Quarter Ended               Year to Date
                                       -------------------------   -------------------------
                                        Sept. 30,     Sept. 30,     Sept. 30,     Sept. 30,
ALLOWANCE FOR LOAN LOSSES                  2005          2004          2005         2004
------------------------------------   -----------   -----------   -----------   -----------
Balance at beginning of period         $     8,681   $     7,940   $     8,184   $     6,612
Provision for loan losses                    1,230           550         2,080         2,640
Recoveries                                      50            25           158            61
Charge offs                                   (759)         (365)       (1,220)       (1,163)
Balance at end of period               $     9,202   $     8,150   $     9,202   $     8,150

Allowance for loan losses / gross
 loans and loans held for sale                                            1.40%         1.41%
Non-performing loans / allowance for
 loan losses                                                             15.09%        47.65%

                                             Quarter Ended               Year to Date
                                       -------------------------   -------------------------
                                        Sept. 30,     Sept. 30,     Sept. 30,     Sept. 30,
FINANCIAL PERFORMANCE                      2005          2004          2005          2004
------------------------------------   -----------   -----------   -----------   -----------
Average interest-earning assets        $   735,589   $   629,560   $   701,848   $   579,996
Average gross loans and loans
 held for sale                             639,539       577,945       608,633       532,365
Average assets                             787,963       685,915       753,925       633,732
Average interest-bearing
 liabilities                               504,569       450,551       490,152       411,023
Average interest-bearing deposits          473,381       411,299       455,384       373,259
Average deposits                           680,893       580,686       646,069       532,119
Average liabilities                        714,881       623,930       683,455       573,456
Average equity                              73,081        61,985        70,470        60,277
Mortgage loans produced (quantity)             231           122           617           403

SOURCE  Columbia Bancorp

    -0-                             10/26/2005
    /CONTACT: Roger L. Christensen, President and CEO, +1-541-298-6633, or rchristensen@columbiabancorp.com, or Greg B. Spear, Executive Vice President and CFO, +1-541-298-6612, or gspear@columbiabancorp.com, both of Columbia Bancorp/
    /Web site:  http://www.columbiabancorp.com /

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